PORTION OF SCRIPT FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS REGARDING TO FINANCIAL RESULTS

MR. STOLARCZYK: Before we begin, I'd like to remind our stockholders and guests that some of the information we will be providing today falls under the guidelines for forward-looking statements as defined by the Securities and Exchange Commission. As part of these guidelines, I must point out that any statements made during this meeting that discuss our hopes, beliefs, expectations or predictions of the future are forward-looking statements, and our actual results could differ materially from those projected. Additional information on these factors is included from time to time in our 10-K and 10-Q filings, which can be obtained by contacting the Company or the SEC.

Although the economic environment challenged the entire banking industry, fiscal 2000 was a good year for Fidelity Bancorp. You may recall the Federal Reserve raised short-term interest rates 4 times during that period. As a result, interest rates on home mortgages edged closer to the rates offered on insured certificates of deposit. The stock market indices fell, wiping out the gains made in previous months. And declining asset quality became a concern of regulators.

And yet amid this economic climate, we achieved an 11 percent increase in earnings per share. Our insured deposits grew 7%. Our savers and investors enjoyed some of the highest returns on their funds in years. And our asset quality ratios remained unchanged and among the lowest in the industry. We are proud of these results and hope to share with you now how we achieved them.
For the year ended September 30, 2000, earnings per diluted share increased $0.20 to $1.96 from $1.76 in 1999. Net income was up 3 percent, to $4.2 million, from $4.1 million in 1999.

Both earnings per share and net income benefited from a number of factors, including an increase in non-interest income -- the result of higher insurance and annuity sales. During the year, we realigned the responsibilities of our sales staff and introduced new insurance and annuity products. At the same time, past investments in education, training and licensing of a professional sales staff began to pay off in record sales results.

Then there was our continuing investment in technology and our focus on cost controls. I've talked about them before, but I think it is worth mentioning that they again played an important role in earnings increases that came because of lower non-interest expense.

If you've attended these meetings in the past, you know that management and your board of directors take pride in spending money wisely. Last fiscal year that effort was aided by a significant drop in compensation expense over the fiscal year-to-year periods. Much of that drop was related to the company's Employee Stock Ownership Plan, which was fully paid in the first fiscal quarter, ended December 31, 2000.

As you know, Fidelity is recognized as a successful mortgage lender providing conventional mortgages on a variety of dwellings. For the past several years, additions to our yearly production in this area were enough to generate earnings growth. More recently, the board decided that volume alone has not been enough to produce competitive returns on assets. In answer to that
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challenge of improving our ROA, we have carved out a significant niche in the area of higher-yielding loans, such as mortgages for self-employed borrowers, multi-unit apartment buildings, and to some degree construction lending.
The significance of these higher-yielding loans can be seen when you compare their yields to the yields available on single-family conventional mortgages. For example, the yields on mortgages made to self-employed borrowers are 1/2 to 7/8 of a percentage point higher than yields on conventional mortgages. Multi-unit apartment building yields are 1 to 2 1/8 of a percent higher, and construction loan yields are 11/2 to 21/2 percent higher than single-family mortgages. For this reason, in fiscal 2000, higher-yielding loans became an important part of our strategy, making up more than 90 percent of new loans closed during the year.

The impact of our new lending strategy is reflected in the year's results. Interest income from loans receivable was up $4.5 million, or 13 percent, to $38.3 million for the year. In 1999, mortgage loans closed totaled nearly $190 million with an average yield of 7.0 percent. In 2000, Fidelity closed a little more than $100 million in mortgage loans. Average yields, however, grew to 8.6 percent. Additional interest income produced from these higher yields was an important offset to the net interest margin compression we experienced during the year.

Net loans receivable grew by $26.4 million, to $534.0 million at September 30th -- an increase of 5 percent. Total assets rose by $37.7 million during fiscal 2000, to $637.0 million.

We are pleased that asset growth was achieved without compromising the quality of our assets. The proof of that is in our ratio of non-performing assets to total assets, a figure the banking industry uses to measure quality of assets. Anything under one-tenth of 1 percent is considered admirable. I'm pleased to report that ours was 0.06 percent - unchanged from the previous year. We work hard to preserve our asset quality, and I think it shows.
If you've been a long-time shareholder, you probably noticed that, like other community banks, our financial results in 2000 were not reflected in our share price.

But while the stock prices of other banks in our peer group struggled and, in some cases, slipped lower, Fidelity Bancorp's share price held firm - a sign, we believe, of continued strong results, confidence in management and the direction we are charting for the bank's future.

As I said earlier, the Federal Reserve's efforts to keep inflation at bay by raising interest rates had a major impact on our ability to control interest expense and attract deposits. With short-term interest rates on the rise, many of our customers - and perhaps some of you -- shifted excess funds from passbook accounts to time deposits to take advantage of higher rates. Our interest expense on deposits rose 19 percent to $18.0 million from $15.1 million in 1999. With savings costs significantly higher, we relied less upon new deposits for funding loans. Nevertheless, deposits continued their upward trend, increasing to $381.4 million at September 30, 2000, from $357.0 million in the previous year. That represented an increase of 7 percent.

Interest expense on borrowed funds was $11.1 million for the year ended
September 30, 2000, up from $8.7 million.   Borrowed funds totaled $205.2
million in 2000, compared with $186.3 million. In the second half of the year, we lengthened the maturities on $75 million of Federal Home Loan Bank advances. While the short-term effect of this was to drive the cost of our borrowed funds

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higher, the move stabilized the cost of borrowed funds and helped protect the company from future interest rate increases.

That interest rate environment also had an effect on the first quarter of fiscal 2001. Let me talk just briefly about that before I turn over the meeting to Tom Bentel, our president and chief operating officer. For the first quarter of the new fiscal year, interest expense on deposits and borrowed funds rose $1.9 million to $8.6 million, compared with $6.7 million in the same quarter in 1999. Again, that was the result of our customers shifting their money to higher-yielding accounts, such as certificates of deposit.

This increase offset the strong gains we achieved in interest income from loans receivable, which rose 10 percent to $10.2 million in the quarter ended December 31, 2000, from $9.3 million the previous year.

The overall result for the quarter ended December 31, 2000, was earnings of $0.41 per diluted share, down $0.10 per diluted share from $0.51 per share in the year earlier quarter. This was a difficult quarter, but we believe the Federal Reserve's January 3rd move to cut interest rates may relieve some of the pressure on our interest margin going forward.

In October 1999 we announced a stock repurchase program, which was expanded in January 2000. Up to 12,800 shares may still be repurchased in open market transactions from an initial goal of 220,000 shares. This ongoing program, as well as the nine repurchase plans that preceded it, has served to steadily increase the company's book value. Book value per share at December 31, 2000, was $22.02 per share, compared with $19.23 a year earlier.

Your company repurchases shares because it believes they are a good value. That is as true today as it ever was, especially when you consider our efforts to achieve growth in all our product lines. The regular payment of quarterly dividends is another such indicator. Fidelity has paid quarterly dividends without interruption since January 1995.

Your board of directors recently announced a $0.12 per share first quarter dividend, to be paid February 15, 2001 to shareholders of record on January 31, 2001.

I always like to take a moment to discuss our vision here at Fidelity. It's as simple today as it ever was. We are a traditional financial institution in our adherence to sound financial practices and a core product line that aims to serve the needs of homeowners, individuals and small business people. We are also forward-thinking in our efforts to develop additional sources of revenue. We believe that you have made an investment in Fidelity because you recognize the soundness of those principles.

Now I'm going to turn things over to Tom Bentel. He will give you a closer look at some of the bank's operating results as well as some new programs. Then we'll both be happy to answer any questions you might have.


MR. BENTEL: Thank you Ray. Good morning everyone and thank you for joining us. We appreciate your continuing interest, as well as your investment, in Fidelity.

I'd like to begin by talking in more detail about some of the things we did this year that helped provide earnings growth. The first is non-interest income. In fiscal 2000, non-interest income reached record levels, jumping 37
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percent, to $1.6 million from $1.1 million in 1999.  A large part of that came from a strong increase in insurance and annuity commissions. For the year ended September 30, 2000, insurance and annuity commissions increased 47 percent, to $1.1 million from $721,000 in 1999.

We achieved these strong results by making fee income generation a key focus throughout the bank. We accomplished that by staffing each office with a fully licensed representative dedicated to offering annuities, investments, insurance and financial planning. In addition, an incentive compensation program was offered to other customer contact people in a position to refer new business prospects. It was important to our overall efficiency that this dedicated sales staff were not additional hires, but were existing Fidelity employees identified as having the aptitude and customer service orientation to be successful sales people. At the same time, we began to more broadly offer complementary financial planning to our customers and we expanded the product offerings provided through our insurance agency. As a result, more Fidelity customers than ever are aware and take advantage of the investment options we offer. Today we serve approximately 3,500 customers through INVEST and our insurance agency.

A second key to our earnings growth was expense control. Our measure for this is what is commonly called non-interest expense. For the year ended September 30, 2000, non-interest expense declined 5 percent, from $9.8 million to $9.3 million. Lower expenses also can be seen in the bank's improved ratio of operating expenses to average assets. That fell to 1.5 percent from 1.8 percent -- again continuing a positive trend.

Our ability to control expenses has been aided by investments in technology. New technology and improvements to existing systems have helped us in several ways. First and foremost, they allow us to improve customer service. We are seeing growth in the use of electronic banking options as more and more customers discover the convenience of 24-hour-a-day, 7-day-a-week banking by ATMs and the telephone. This shift in the way our customers bank allows us to replace higher-cost teller assisted transactions with lower-cost electronic transactions. Over the past year, among our customer base of 17,000 households, we saw use of every electronic channel rise. For example, ATM transactions at our six machines were up approximately 20% and increases in fee-income producing transactions were realized. We believe that membership in the AGREE network, a technology that allows the customers of participating banks to use each other's machines for free, has encouraged greater overall ATM use.

EZ Bank, our tri-lingual telephone banking system that allows customers to check account balances and transfer funds over the phone, also registered gains in usage last year. Since I last reported to you on this system at this meeting in 1999, call volume is up 15% to 5,800 calls per month.
One area that is seldom mentioned that has had a tremendous impact on our ability to control expenses is the cost-savings we achieve through the
Automated Clearing House or ACH.   The ACH processes all automatic account
debits and credits. By that I mean automatic payroll deposits, direct deposit of social security and other benefits, and automatic debits like insurance and utility payments. We consistently promote direct deposit and direct debit payments to our customers as a safe and convenient way to do their banking and bill paying. The benefit to us, of course, is this: instead of a customer coming to a Fidelity office to deposit a payroll check in an expensive teller transaction, the direct deposit of the customer's payroll is instead an inexpensive electronic transfer done through ACH. Electronic payments and


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deposits also further tie the customer to us, aiding us with our customer retention efforts.

Over the years, the number and dollar volume of ACH transactions has grown significantly, from 94,000 transactions totaling $50 million in 1997 to 127,000 transactions totaling $80 million in 2000. That's a 60 percent increase in dollars credited and debited over a four-year period, and we expect that number to keep growing.

Our push to incorporate new technology into our operations took the bank to the Internet. In the fourth quarter of the fiscal year we launched our web site at www.fidelityfsb.com. If you haven't visited us yet on the Web, I encourage you to do so.

Our primary goal in creating the web site was to provide an additional source of information about the bank and our products. We also wanted to begin the process of adding Internet banking to the other electronic services that our customers like so well. Simple in design and easy to navigate, our web site includes useful interactive features such as financial calculators, an auto buying guide with a price quote service, a homebuyer guide and a homework helper for kids.

During the month of December, we had over 1,000 page views, which means that individual pages within our web site were visited 1,000 times. As we make
additions to the site, we expect that number to grow.   We believe
www.fidelityfsb.com is a solid first-step into the world of e-commerce.
Of course I do not mean to suggest that electronic transactions and information
have taken over the role of our banking offices.   We will continue to accept
and encourage face-to-face transactions. But we believe that the role of our banking offices increasingly will be to provide customers with information and consultation about their finances, rather than for basic banking transactions. In fact we have recently expanded our product line to attract a broader base of customers who will be serviced through our banking offices. Fidelity has built a reputation for customer service by meeting the financial needs of individuals and families for 95 years. Now, we are tailoring products for local business customers, particularly small and medium-sized business retailers, service providers and manufacturers.

In early December, two business checking products were introduced, one designed with the small business customer in mind, the other for mid-size businesses. Moreover, we are gearing up to expand our insurance and benefits-related products to target small business owners and professionals - markets that present tremendous opportunities. Our goal is to serve a segment of our local markets that may be dissatisfied with their current business banking relationship.

We believe the use of technology to improve service and customer convenience, the stability of Fidelity's ownership and management and our reputation as a customer-friendly place to bank make our move to service local small businesses and professionals a natural one. With low-cost deposit products such as business checking and money management accounts, we can also take the next step to positively impact our net interest margin -- a key driver of net income. While we continue to make loans on selected 1-4 family dwellings and multi-unit buildings through our third-party originator system, we are focusing greater resources on two increasingly important areas: investments in construction lending and commercial real estate mortgages.


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Over the years, Fidelity has on occasion provided loans for the purchase and construction of small housing developments and the acquisition of commercial real estate properties. We are now moving to make this business a focal point for Fidelity. Since last summer, we have been realigning Fidelity staff toward actively pursuing these higher-yielding loans, beginning with loan participations with other lenders. We believe we have the expertise to expand these business activities in a prudent manner, concentrating our efforts in the Chicago markets that we know well and in which we have thrived. As we move forward, asset quality remains a primary focus.

So while we remain a traditional bank, as Ray said we also are finding ways to reflect a forward-thinking management that continually is developing new strategies for success. The push for higher-yielding loans that meet our quality standards, the introduction of business checking accounts and the addition of new technology are but some of those strategies.

I'd again like to thank you for coming to our meeting and for giving me this opportunity to talk to you about our operations. As always, we appreciate your investment in Fidelity, whether you are a shareholder or a customer. Both investments reflect a confidence in our management that we strive to earn every day. Now, I'd like to turn the meeting back over to Ray.

MR. STOLARCZYK: Thank you, Tom. Again, I would like to thank our stockholders for your loyalty and support of both the bank and the holding company, Fidelity Bancorp. At this time, we would be happy to take your questions.